Exhibit 99.1

Source: B. Riley Financial, Inc.

B. Riley Financial Announces Closing of

Underwriters’ Exercise of Over-Allotment Option

LOS ANGELES—December 18, 2017 — B. Riley Financial, Inc. (NASDAQ: RILY) (the “Company”) today announced that the underwriters for the recently completed public offering of the Company’s 7.25% Senior Notes due 2027 (the “Notes”) exercised in full their option to purchase an additional $10,500,000 principal amount of the Notes (the “Additional Notes”). The sale of the Additional Notes closed today, which increases the total principal amount of the Notes sold by the Company in this offering to $80,500,000. B. Riley FBR, Inc., Incapital LLC, and Ladenburg Thalmann & Co. Inc. acted as book-running managers for this offering, and Boenning & Scattergood, Inc., Wedbush Securities Inc. and William Blair & Company, L.L.C. acted as co-managers for this offering. The Company and the Notes received an investment grade rating of “A-” from Egan-Jones Rating Company, an independent unaffiliated rating agency.

The offering resulted in net proceeds of approximately $78.0 million after deducting underwriting discounts and commissions, but before expenses. The Company intends to use the net proceeds from this offering for general corporate purposes.

The Notes were offered under the Company's shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission. The offering of these Notes was made only by means of a prospectus supplement and accompanying base prospectus, which was filed with the Securities and Exchange Commission. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would not be permitted.

About B. Riley Financial, Inc.

B. Riley Financial, Inc. is a publicly traded, diversified financial services company which takes a collaborative approach to the capital raising and financial advisory needs of public and private companies and high net worth individuals. The Company also makes proprietary investments in other businesses where B. Riley Financial, Inc. is uniquely positioned to leverage its expertise and assets in order to maximize value. The Company operates through several wholly-owned subsidiaries, including B. Riley FBR, Inc., Wunderlich Securities, Inc., Great American Group, LLC (www.greatamerican.com), Great American Group Advisory and Valuation Services, LLC, and B. Riley Capital Management, LLC (which includes B. Riley Asset Management, B. Riley Wealth Management (www.brileywealth.com), and Great American Capital Partners (www.gacapitalpartners.com)). The Company also makes proprietary investments in other businesses, such as the acquisition of United Online, Inc. Since the acquisition of United Online, Inc. (www.untd.com) in July 2016, B. Riley Financial, Inc. also provides internet access services under the NetZero and Juno brands.

B. Riley Financial is headquartered in Los Angeles with offices in major financial markets throughout the United States and Europe. For more information on B. Riley Financial, visit www.brileyfin.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and may include (without limitation) statements regarding the intended use of proceeds. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Factors that could cause actual results to differ include (without limitation) the Company’s plans regarding future uses of cash; and the Company’s financial performance. Additional factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Investor Contact:
Scott Liolios or Matt Glover
Liolios Group, Inc.
1-949-574-3860
RILY@liolios.com